UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2019

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed, on July 1, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford Parties” or the “Company”) commenced voluntary cases (the “Cases”) under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and filed the Company’s prepackaged plan of reorganization with the Bankruptcy Court. On July 2, 2019, the Bankruptcy Court  entered an order approving the joint administration of the Cases under the caption In re Weatherford International plc, et al.  On July 2, 2019, the Bankruptcy Court entered an interim order approving the DIP Credit Agreement (as defined below).

DIP Credit Agreement

In connection with the Cases, on July 3, 2019, the Weatherford Parties, the lenders party thereto, and Citibank, N.A., as administrative agent, collateral agent and issuing bank, entered into a senior secured superpriority debtor-in-possession credit agreement (the “DIP Credit Agreement”). The DIP Credit Agreement remains subject to the issuance of a final order by the Bankruptcy Court.

The DIP Credit Agreement has a 12-month term unless certain events occur that will cause early termination. Availability under the revolving facility of the DIP Credit Agreement is $750 million. The DIP Credit Agreement also has a term loan facility of $1.0 billion, which will be borrowed in full at closing. Among other things, the proceeds of the loans under the DIP Credit Agreement will be used to repay certain prepetition indebtedness, cash collateralize certain obligations with respect to letters of credit and similar instruments and finance the working capital needs and general corporate purposes of the Company and certain of its subsidiaries.

The DIP Credit Agreement bears interest (i) with respect to Eurodollar borrowings, based on an adjusted LIBOR rate plus an applicable margin of 3.00%, with a 0.00% LIBOR floor and (ii) with respect to alternate base rate borrowings, a base rate plus an applicable margin of 2.00%. In addition to paying interest on outstanding principal amounts under the DIP Credit Agreement, the Company will be required to pay an unused commitment fee to the revolving facility lenders in respect of the unutilized revolving facility commitments at a rate equal to 0.375% per annum on the average daily amount of the unutilized revolving facility commitments.

The DIP Credit Agreement has a minimum liquidity covenant of $150 million and is secured by substantially all the personal assets and properties of the Company and certain of its subsidiaries. The DIP Credit Agreement is also guaranteed on an unsecured basis by certain other subsidiaries of the Company.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the DIP Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01                                        Financial Statements and Exhibits.

(d)                                          Exhibits

Exhibit Number	Exhibit Description
10.1	DIP Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: July 3, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary